Exhibit 99.1

TAYLOR CAPITAL MANAGEMENT, BOARD MEMBERS

VOLUNTARILY REDUCE COMPENSATION

Rosemont, Illinois - April 2, 2009 - Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today announced that its executive management and board of directors have voluntarily reduced their 2009 compensation as part of the company's overall efforts to reduce expense and invest in the organization's growth strategy.

"During a time when our customers and organization are being challenged by a very difficult economy, we knew that it was critical for us to demonstrate our personal commitment to reduce overhead and improve profitability," said Bruce W. Taylor, Chairman of Taylor Capital. "Our organization is making significant gains in the marketplace and has many more opportunities ahead of us once we get through these challenging times. We view these compensation reductions as our personal investments that signal our great confidence in the long-term prospects for our bank."

The voluntary compensation reductions taken by executive officers and directors for 2009 totaled approximately $300,000. When combined with other compensation reduction efforts across the company, these changes are expected to save the organization $2.2 million in 2009.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Factors that may affect the business or financial results or condition of the Company are described in the Company's filings with the SEC, including the risk factors and other disclosures in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 11, 2009. Stockholders and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and, except as required by the federal securities laws, the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events, circumstances or developments.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $4.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management needs of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

Media Contact: Ilene Stevens

847.653.7731

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